ETFis Series Trust I 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus ETFis Series Trust I of our reports dated December 22, 2025, relating to the financial statements and financial highlights, which appear in the Virtus WMC International Dividend ETF, Virtus Private Credit Strategy ETF, Virtus Real Asset Income ETF, InfraCap MLP ETF, Virtus Newfleet Multi-Sector Bond ETF, Virtus Biotech ETF (formerly, Virtus LifeSci Biotech Products ETF), Virtus Biotech Clinical Trials ETF (formerly, Virtus LifeSci Biotech Clinical Trials ETF), InfraCap REIT Preferred ETF and Virtus InfraCap U.S. Preferred Stock ETF’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings, “Financial Statements”, “Independent Registered Public Accounting Firm”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 26, 2026